Exhibit 10.1
SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
This SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of February 18, 2021, is among COMSTOCK RESOURCES, INC. (the “Borrower”), the Lenders (as defined below) party hereto, and WELLS FARGO BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
PRELIMINARY STATEMENT
A.The Borrower, the Administrative Agent, certain banks and other financial institutions, as lenders (the “Lenders” and each a “Lender”), and certain other parties have entered into that certain Amended and Restated Credit Agreement dated as of July 16, 2019 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; and the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.
B.The Borrower has informed the Administrative Agent that it plans to issue on or about March 4, 2021 certain senior unsecured notes due 2029 (the “New Senior Notes”) in an aggregate stated principal amount of up to $1,000,000,000 (the “Proposed Senior Notes Offering”), the aggregate net cash proceeds of which will be used, among other things, to refinance certain of the outstanding Senior Notes and Permitted Debt pursuant to the Borrower’s Offers to Purchase and Solicitation of Consents (the “Offer to Purchase”), and the excess, if any, to repay the Borrower’s outstanding Loans.
C.The Borrower, the Administrative Agent and the Lenders party hereto desire to amend the Existing Credit Agreement as set forth herein, including to amend Section 6.2(k) of the Credit Agreement to increase the maximum principal amount of the Permitted Debt allowed thereunder from $800,000,000 to $1,150,000,000.
D.The Borrower has requested, and Lenders comprising at least the Required Lenders have agreed, subject to and in accordance with the terms set forth herein, to waive any automatic reduction of the Borrowing Base pursuant to Section 2.4(f) of the Credit Agreement that would otherwise occur as a result of the issuance of the New Senior Notes solely to the extent such issuance occurs prior to the effectiveness of the first Scheduled Redetermination of the Borrowing Base to occur after the Seventh Amendment Effective Date (as defined below).
E.Subject to the terms and conditions of this Amendment, the Lenders party hereto, the Administrative Agent and the Borrower have entered into this Amendment in order to amend certain provisions of the Existing Credit Agreement and document the waiver described above, all as set forth herein.
NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the parties agree as follows:
Section 1.Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.

US 7726815

Section 2.Amendments to the Existing Credit Agreement.
(a)The following defined terms contained in Section 1.1 of the Existing Credit Agreement are hereby amended and restated in their entirety to read as follows:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
(b)Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order therein to read in their entirety as follows:
“2021 Senior Notes Issuance” means any senior unsecured notes permitted hereunder and issued by the Borrower after the Seventh Amendment Effective Date and prior to the effectiveness of the first Scheduled Redetermination of the Borrowing Base to occur after the Seventh Amendment Effective Date.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Seventh Amendment Effective Date” means February 18, 2021.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the

United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
(c)Section 6.2(k) of the Existing Credit Agreement is hereby amended to replace the reference to “$800,000,000” therein with “$1,150,000,000”.
(d)Section 6.2(l) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
Permitted Refinancing Debt, the proceeds of which shall be used concurrently with the incurrence thereof to refinance the Permitted Debt or the Senior Notes permitted under Section 6.2(k), (m) or (n); provided that the portion of the 2021 Senior Notes Issuance actually applied by the Borrower to Redeem Senior Notes or Permitted Debt within one hundred twenty (120) days of the 2021 Senior Notes Issuance shall be deemed to have been issued concurrently with such Redemption for purposes of this Section 6.2(l) and Section 6.14(a)(ii)(B);
(e)Section 9.18 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
Section 9.18    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 3.Waiver of Borrowing Base Reduction. Subject to the satisfaction of the conditions set forth in Section 5 below and the Administrative Agent’s receipt of executed counterpart signature pages to this Amendment from Lenders comprising at least the Required Lenders, then in accordance with Section 9.2(b)(iii) of the Credit Agreement, the Required Lenders hereby waive any automatic reduction of the Borrowing Base pursuant to Section 2.4(f) of the Credit Agreement that would otherwise occur as a result of the issuance of the New Senior Notes solely to the extent such issuance occurs prior to the effectiveness of the first Scheduled Redetermination of the Borrowing Base to occur after the Seventh Amendment Effective Date (as defined below). The waiver herein (a) shall apply solely to the issuance of the New Senior Notes and (b) shall not affect or limit any other provision of the Credit Agreement pertaining to adjustments or reductions of the Borrowing Base.
Section 4.Ratification. The Borrower, for itself and the other Loan Parties, hereby ratifies and confirms all of the Obligations under the Credit Agreement (as amended hereby) and the other Loan Documents, and in particular, affirms that the terms of the Security Documents secure, and will continue to secure, all Obligations after giving effect to this Amendment.
Section 5.Effectiveness. This Amendment shall become effective upon the first date on which all of the conditions set forth in this Section 5 are satisfied (the “Seventh Amendment Effective Date”):
(a)the Administrative Agent shall have received executed counterpart signature pages to this Amendment from the Borrower, the Administrative Agent and Lenders comprising at least the Majority Lenders (provided that, for the avoidance of doubt, if the Administrative Agent shall have received executed counterpart signature pages to this Amendment from the Lenders comprising at least the Required Lenders, then the terms and conditions set forth in Section 3 of this Amendment shall also become effective); and
(b)the Borrower shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Amendment, the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower and each other Loan Party; (ii) the Credit Agreement (as amended hereby) and each other Loan Document constitute valid and legally binding agreements enforceable against the Borrower and each other Loan Party that is a party thereto in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; (iii) the representations and warranties by the Borrower and each other Loan Party contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof as though made as of the date hereof; and (iv) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.
Section 6.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 7.Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not, operate as a waiver of any default of the Borrower or any other Loan Party or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents and except as otherwise modified by the terms hereof, the Credit Agreement and such other Loan Documents shall remain in full force and effect; (c) this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement.
Section 8.Release of Administrative Agent, Issuing Bank and Lenders; Etc. In consideration of the amendments set forth in this Amendment, the Borrower and the Guarantors hereby release, acquit, forever discharge, and covenant not to sue, the Administrative Agent, the Issuing Bank and each Lender, along with all of their respective beneficiaries, officers, directors, shareholders, agents, employees, servants, attorneys and representatives, as well as their respective affiliates, heirs, executors, legal representatives, administrators, predecessors in interest, successors and assigns (each individually, a “Released Party” and collectively, the “Released Parties”) from any and all claims, demands, debts, liabilities, contracts, agreements, obligations, accounts, defenses, suits, offsets against the indebtedness evidenced by the Loan Documents, actions, causes of action or claims for damages or relief of whatever kind or nature, whether equitable or monetary, whether known or unknown, suspected or unsuspected by the Borrower which the Borrower, any Guarantor or any Subsidiary of any of them, has, had or may have against any Released Party, for or by reason of any matter, cause or thing whatsoever occurring on or at any time prior to the date of this Amendment, including, without limitation, any matter that relates to, in whole or in part, directly or indirectly (a) the Credit Agreement, any promissory note, any Security Document, any other Loan Document or the transactions evidenced thereby, including, without limitation, any disbursements under the Credit Agreement, any promissory notes, the negotiation of any of the Credit Agreement, the promissory notes, the Mortgages or the other Loan Documents, the terms thereof, or the approval, administration or servicing thereof; or (b) any notice of default, event of default in reference to any Loan Document or any other matter pertaining to the collection or enforcement by any Released Party of the indebtedness evidenced by any Loan Document or any right or remedy under any Loan Document; or (c) any purported oral agreements or understandings by and between any Released Party and the Borrower or any Guarantor in reference to any Loan Document.
Section 9.Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its officer(s) thereunto duly authorized as of the date first above written.

BORROWER:

COMSTOCK RESOURCES, INC.,
a Nevada corporation

By:	/s/ Roland O. Burns
Name: Roland O. Burns
Title: President and Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDERS:

WELLS FARGO BANK, N.A., as Administrative
Agent, Issuing Bank and a Lender

By:	/s/ Jonathan Herrick
Name: Jonathan Herrick
Title: Director

BANK OF AMERICA, N.A., as Lender

By:	/s/ Victor F. Cruz
Name: Victor F. Cruz
Title: Director

FIFTH THIRD BANK NATIONAL
ASSOCIATION, as Lender

By:	Jonathan Lee
Name: Jonathan Lee
Title: Director

Mizuho Bank, Ltd., as Lender

By:	/s/ Edward Sacks
Name: Edward Sacks
Title: Executive Director

CAPITAL ONE, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Greg Martinez
Name: Greg Martinez
Title: Senior Director

SOCIETE GENERALE, as Lender

By:	/s/ Roberto Simon
Name: Roberto Simon
Title: Managing Director

REGIONS BANK, as Lender

By:	/s/ Cody Chance
Name: Cody Chance
Title: Director

KeyBank National Association, as Lender

By:	/s/ Paul J. Pace
Name: Paul J. Pace
Title: Senior Vice President

Credit Agricole Corporate and Investment
Bank, and a Lender

By:	/s/ Pierre Alain Bennaim
Name: Pierre Alain Bennaim
Title: Managing Director

By:	/s/ Kathleen Sweeney
Name: Kathleen Sweeney
Title: Managing Director

CITIZENS BANK, N.A., as Lender

By:	/s/ Scott Donaldson
Name: Scott Donaldson
Title: Senior Vice President

BARCLAYS BANK PLC, as Lender

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

CIT Bank, N.A., as Lender

By:	/s/ Seda M. Murphy
Name: Seda M. Murphy
Title: Managing Director

OCM ENGY Holdings, LLC, as Lender

By: Oaktree Fund GP, LLC
Its: Manager

By: Oaktree Fund GP I, LLC
Its: Managing Manager

By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: Authorized Signatory

By:	/s/ Brooke Hinchman
Name: Brook Hinchman
Title: Authorized Signatory

Oaktree Opportunities Fund Xb Holdings
(Delaware), L.P., as Lender

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Manager

By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: Authorized Signatory

By:	/s/ Brooke Hinchman
Name: Brook Hinchman
Title: Authorized Signatory

Banc of America Credit Products, as Lender

By:	/s/ Miles Hanes
Name: Miles Hanes
Title: Authorized Signatory

Goldman Sachs Bank USA, as Lender

By:	/s/ Dan Martis
Name: Dan Martis
Title: Authorized Signatory

Oaktree Value Opportunities Fund Holdings,
L.P., as Lender

By: Oaktree Value Opportunities Fund GP, LP
Its: General Partner

By: Oaktree Value Opportunities Fund GP, Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: Authorized Signatory

By:	/s/ Brooke Hinchman
Name: Brook Hinchman
Title: Authorized Signatory

Morgan Stanley Senior Funding, Inc., as Lender

By:	/s/ Marisa B. Moss
Name: Marissa B. Moss
Title: Vice President

ACKNOWLEDGMENT BY GUARANTORS
Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Seventh Amendment to Amended and Restated Credit Agreement dated effective as of February 18, 2021 (the “Amendment”) and confirms its release of the Released Parties set forth therein, (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Amendment, (iii) ratifies and acknowledges its respective Obligations under each Loan Document to which it is a party and affirms that the terms of the Guaranty Agreement guarantees, and will continue to guarantee, the Obligations, after giving effect to the Amendment, and (iv) represents and warrants that (a) no Default or Event of Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, and (c) it has reviewed a copy of the Amendment.
COMSTOCK OIL & GAS, LLC
By Comstock Resources, Inc., its sole member

COMSTOCK OIL & GAS - LOUISIANA, LLC

By:	/s/ Roland O. Burns
Name: Roland O. Burns
Title: President and Chief Financial Officer